                                                                     APPENDIX B

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of June 27, 2000, between QUEENS
COUNTY BANCORP, INC., a Delaware corporation ("Grantee"), and HAVEN BANCORP,
INC., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer are entering into an Agreement and Plan of
Merger (the "Merger Agreement");

         WHEREAS, as a condition and an inducement to Grantee's entering into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined) on the terms and conditions set forth in this Agreement;
and

         WHEREAS, the Board of Directors of Issuer has approved the grant of the
Option and the Merger Agreement prior to the date hereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an irrevocable option (the
"Option") to purchase, subject to the terms hereof, up to an aggregate of
1,800,000 fully paid and nonassessable shares of the common stock, par value
$0.01 per share, of Issuer ("Common Stock") at a price per share equal to the last reported sale price per share of Common Stock as reported on the National
Association of Securities Dealers Composite Transactions Tape on June 28, 2000;
provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof)
at a price less than such average price per share (as adjusted pursuant to subsection (b) of Section 5), the price shall be equal to such lesser price
(such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize
Issuer to issue shares in breach of any provision of the Merger Agreement.

         2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise
Termination Event: (i) the Effective Time of the Merger; (ii) termination of the
Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 6.1(b)(ii) of the Merger Agreement
(a "Listed Termination"); or (iii) the passage of twelve (12) months (or such longer period as provided in Section 10) after termination of the Merger
Agreement if such termination follows the occurrence of an

Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                      (i) Issuer or any subsidiary or group of subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary
         (as defined in Rule 1-02 of Regulation S-X promulgated by the
         Securities and Exchange Commission (the "SEC")) (each such subsidiary or group of subsidiaries, an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this
         Agreement having the meaning assigned thereto in Sections 3(a)(9) and
         13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934
         Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of
         Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition
         Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean
         (x) a merger or consolidation, or any similar transaction, involving
         Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions involving solely Issuer and/or one or more wholly-owned Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement),
         (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary
         (except for any supermarket branches and related deposits of the Issuer located in New Jersey or Connecticut), or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                      (ii) Any person other than the Grantee or any Grantee
         Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this
         Agree ment having the meaning assigned thereto in Section 13(d) of the
         1934 Act, and the rules and regulations thereunder);

                      (iii)The shareholders of Issuer shall have voted and
         failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the
         Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person
         (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a bona fide proposal to engage in an
         Acquisition Transaction;

                      (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the
         Merger Agreement after it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a bona fide proposal to engage in an
         Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an
         Acquisition Transaction with any person other than Grantee or a
         Grantee Subsidiary;

                      (v) Any person other than Grantee or any Grantee
         Subsidiary shall have made a bona fide proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced; or

                      (vi) Any person other than Grantee or any Grantee
         Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that

                                      B-2

         would constitute an Acquisition Transaction (or filed a
         preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer).

                  (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                      (i) The acquisition by any person (other than Grantee or
         any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                      (ii) The occurrence of the Initial Triggering Event
         described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event
(together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                  (e) In the event the Holder is entitled to and wishes to
exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date")
specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Office of Thrift Supervision (the "OTS"), Board of Governors of
the Federal Reserve System (the "Federal Reserve Board") or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the
Option shall be deemed to occur on the Notice Date relating thereto.

                  (f) At the closing referred to in subsection (e) of this
Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by
Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of
immediately available funds as provided in subsection (f) of this Section 2,
Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the
Holder thereof to purchase the balance of the shares purchasable hereunder.

                  (h) Certificates for Common Stock delivered at a closing
hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of _________,
         2000, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by
         Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference

                                       B-3

if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s)
without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder;
and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this
Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

                  3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii)
that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required
(including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding
Company Act of 1956, as amended (the "BHCA"), Home Owners' Loan Act, as amended
("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the OTS, the Federal
Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and
Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(iv) promptly to take all action provided herein to protect the rights of the
Holder against dilution.

                  4. This Agreement and the Option granted hereby are
exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other
Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this
Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this
Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the
Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                  5. In addition to the adjustment in the number of shares of
Common Stock that are purchasable upon exercise of the Option pursuant to
Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

                                       B-4

                  (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common
Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common
Stock then issued and outstanding.

                  (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

                  6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of
Grantee delivered within twelve (12) months (or such later period as provided in
Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its commercially reasonable efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common
Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its commercially reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of
Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced;
provided, however, that after any such required reduction the number of Option
Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

                                       B-5

                  7. (a) At any time after the occurrence of a Repurchase Event
(as defined below) and prior to the date that is six (6) months immediately thereafter (i) at the request of the Holder, delivered prior to an Exercise
Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price
(the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the one-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

                  (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this
Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option
Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

                  (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share
Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the
Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain (and to take all action necessary to obtain) all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the
Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of
Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or
(B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection

                                       B-6

(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such
30-day period.

                  (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                      (i) the acquisition by any person (other than Grantee or
         any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

                      (ii) the consummation of any Acquisition Transaction
         described in Section 2(b)(i) hereof, except that the percentage referred to in clause (z) shall be 50%.

                  8. (a) In the event ("Substitute Option Repurchase Event")
that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee
Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than
50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute
Option"), at the election of the Holder, of either (x) the Acquiring Corporation
(as hereinafter defined) or (y) any person that controls the Acquiring
Corporation.

                  (b) The following terms have the meanings indicated:

                      (i) "Acquiring Corporation" shall mean (i) the continuing
         or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which
         Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and
         (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of any Issuer Subsidiary).

                      (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the
         Substitute Option.

                      (iii)"Assigned Value" shall mean the market/offer price,
         as defined in Section 7.

                      (iv) "Average Price" shall mean the average closing price
         of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common
         Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average
         Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

                  (c) Subject to paragraph (d) of this Section 8, the Substitute
Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the
Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in

                                       B-7

substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a), divided by the Average Price. The exercise price of the Substitute
Option per share of Substitute Common Stock shall then be equal to the Option
Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the
Substitute Option is exercisable.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of
Substitute Common Stock outstanding prior to exercise of the Substitute Option.
In the event that the Substitute Option would be exercisable for more than 19.9%
of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option
Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

                  (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of
Issuer hereunder.

                  9. (a) At the request of the holder of the Substitute Option
(the "Substitute Option Holder") occurring after a Substitute Option Repurchase
Event and prior to the date that is six (6) months thereafter, the issuer of the
Substitute Option (the "Substitute Option Issuer") shall repurchase the
Substitute Option from the Substitute Option Holder at a price (the "Substitute
Option Repurchase Price") equal to the amount by which (i) the Highest Closing
Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute
Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner
(the "Substitute Share Owner") of shares of Substitute Common Stock (the
"Substitute Shares"), the Substitute Option Issuer shall repurchase the
Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the one-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

                  (b) The Substitute Option Holder and the Substitute Share
Owner, as the case may be, may exercise its respective rights to require the
Substitute Option Issuer to repurchase the Substitute Option and the Substitute
Shares pursuant to this Section 9 by surrendering for such purpose to the
Substitute Option Issuer, at its principal office, the agreement for such
Substitute Option (or, in the absence of such an agreement, a copy of this
Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute
Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option
Repurchase Price and/or to the Substitute Share Owner the Substitute Share
Repurchase Price therefor or the portion thereof which the Substitute Option
Issuer is not then prohibited under applicable law and regulation from so delivering.

                                       B-8

                  (c) To the extent that the Substitute Option Issuer is
prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the
Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share
Owner and thereafter deliver or cause to be delivered, from time to time, to the
Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share
Repurchase Price, respectively, which it is no longer prohibited from delivering, within ten (10) business days after the date on which the Substitute
Option Issuer is no longer so prohibited; provided, however, that if the
Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the
Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the
Substitute Option Repurchase Price and the Substitute Share Repurchase Price,
respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive (and to take all action necessary to receive) all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may
revoke its notice of repurchase of the Substitute Option or the Substitute
Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute
Option Holder or Substitute Share Owner, as appropriate, that portion of the
Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii)
deliver, as appropriate, either (A) to the Substitute Option Holder, a new
Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute
Option Repurchase Price less the portion thereof theretofore delivered to the
Substitute Option Holder and the denominator of which is the Substitute Option
Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an
Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option
Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

                  10. The 30-day, 6-month, 12-month, 18-month or 24-month
periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner,
Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

                  11. Issuer hereby represents and warrants to Grantee as
follows:

                  (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the
Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agree ment has been duly and validly executed and delivered by Issuer.

                  (b) Issuer has taken all necessary corporate action to
authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

                                       B-9

                  12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event an Initial Triggering Event shall have occurred prior to an Exercise
Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the OTS and Federal
Reserve Board has approved, to the extent required, an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv)
any other manner approved by the Federal Reserve Board.

                  13. Each of Grantee and Issuer will use its commercially
reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA and the OTS under HOLA, to the extent required, for approval to acquire the shares issuable hereunder, but
Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

                  14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any
Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7.
The "Surrender Price" shall be equal to $9,000,000 (i) plus, if applicable,
Grantee's purchase price with respect to any Option Shares purchased by Grantee hereunder and (ii) minus, if applicable, the sum of (1) the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arm's-length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares, and (2) the net cash amounts, if any, received by
Grantee pursuant to an arms' length sale of any portion of the Option sold.

                  (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for
Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender
Price shall be payable in immediately available funds on or before the fifth business day following receipt of such notice by Issuer.

                  (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the
Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within ten (10) business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A)
use its best efforts to obtain (and to take all action necessary to obtain) all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination
Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 14).

                                      B-10

                  15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

                  16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section
5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

                  17. All notices, requests, claims, demands and other
communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

                  18. This Agreement shall be governed by and construed in
accordance with the laws of the State of New York, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

                  19. This Agreement may be executed in two or more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  21. Except as otherwise expressly provided herein or in the
Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral.
The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

                                      B-11

                  IN WITNESS WHEREOF, each of the parties has caused this
Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                           QUEENS COUNTY BANCORP, INC.

                           By: /s/ Joseph R. Ficalora
                               ----------------------
                               Joseph R. Ficalora
                               Chairman of the Board, President and
                               Chief Executive Officer

                           HAVEN BANCORP, INC.

                           By: /s/ Philip S. Messina
                               ---------------------
                               Philip S. Messina
                               Chairman of the Board
                               and Chief Executive Officer

                                      B-12